EXHIBIT 10.31

                AMENDMENT TO EMPLOYMENT AGREEMENT JULY 1, 1998

To:  Don Berryessa
       6008 Ashley Court, Pleasanton  CA  94588

Dear Don:

This letter serves as an amendment to the Employment Agreement dated March 4, 1997. The changes below are effective July 1, 1998.

The terms of the March 4, 1997 Employment Agreement are amended as follows:

1.  EMPLOYMENT AS SENIOR VICE PRESIDENT AND CHIEF OPERATIONS
     OFFICER. The Company does hereby employ Executive as Senior Vice President and Chief Operations Officer of the Company.

3.  COMPENSATION
      3.1 Base Salary - The annual base salary shall be $105,000.00 per year.

3.2 Bonus

3.2.3   Options to purchase an additional Fifteen Thousand
(15,000) shares of common stock of the Company exercisable at the end of each 12 month period beginning July 1, 1998, at $6.5625 per share, subject to compliance with applicable laws.

The remaining terms and conditions as outlined in the original
Employment Agreement continue to be in effect.

In Witness Whereof, the Company has caused this Agreement to be executed by its respective duly authorized officer, and the Executive has hereunto signed this Agreement as of the date first above written.

Company:
AMERICAN CHAMPION ENTERTAINMENT, INC.


By:     /s/ Anthony K. Chan
      Anthony K. Chan, President & CEO

Accepted:


By:     /s/ Don Berryessa                            Date:   July 1, 1998
            Don Berryessa

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